FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 25, 2016

SECOND SIGHT MEDICAL PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

333-198073	02-0692322
(Commission File Number)	(IRS Employer Identification No.)

12744 San Fernando Road, Suite 400 Sylmar, California 91342
(Address of Principal Executive Offices)

(818) 833-5000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

On October 25, 2016, Second Sight Medical Products, Inc. (the “Company”) issued a press release announcing the first successful implantation and activation of a wireless visual cortical stimulator in a human subject. In the UCLA study supported by the Company, a 30 year old patient was implanted with a wireless multichannel neurostimulation system on the visual cortex and was able to perceive and localize individual phosphenes or spots of light with no significant adverse side effects. While this device is not the Company’s Orion™ I Visual Cortical Prosthesis, it provides the initial human proof of concept for the ongoing development of the Orion I.

A copy of the Company’s press release entitled “Second Sight Announces Successful Implantation and Activation of Wireless Visual Cortical Stimulator in First Human Subject” is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Press Release entitled “Second Sight Announces Successful Implantation and Activation of Wireless Visual Cortical Stimulator in First Human Subject” issued October 25, 2016.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2016

SECOND SIGHT MEDICAL PRODUCTS, INC.

/s/ Thomas B. Miller
By: Thomas B. Miller
Chief Financial Officer